Consent of Independent Accountants



     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 23, 1999 except as to Note K, which is as of March 2, 1999 appearing on page 39 of the Consolidated Edison Company of New York, Inc. Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.






PRICEWATERHOUSECOOPERS LLP
PRICEWATERHOUSECOOPERS LLP

New York, New York
November 4, 1999